Exhibit 99.1

FOR IMMEDIATE RELEASE
January 16, 2019

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE YEAR 2018

Earnings Summary
(in thousands except per share data)	4Q 2018	3Q 2018	4Q 2017	Year 2018	Year 2017
Net income	$15,709	$16,106	$14,912	$59,228	$51,493
Earnings per share	$0.89	$0.91	$0.84	$3.35	$2.92
Earnings per share - diluted	$0.89	$0.91	$0.84	$3.35	$2.92

Return on average assets	1.48%	1.52%	1.43%	1.41%	1.27%
Return on average equity	11.16%	11.62%	11.18%	10.83%	9.93%
Efficiency ratio	58.04%	57.33%	57.76%	60.17%	58.66%
Tangible common equity	12.06%	11.80%	11.43%

Dividends declared per share	$0.36	$0.36	$0.33	$1.38	$1.30
Book value per share	$31.81	$31.04	$30.00

Weighted average shares	17,696	17,691	17,650	17,687	17,631
Weighted average shares - diluted	17,714	17,710	17,674	17,703	17,653

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the fourth quarter 2018 of $15.7 million, or $0.89 per basic share, compared to $16.1 million, or $0.91 per basic share, earned during the third quarter 2018 and $14.9 million, or $0.84 per basic share, earned during the fourth quarter 2017.  Earnings for the year ended December 31, 2018 were a record $59.2 million, or $3.35 per basic share, compared to $51.5 million or $2.92 per basic share earned during the year ended December 31, 2017.

4th Quarter 2018 Highlights

●	Net interest income for the quarter of $36.3 million was an increase of $0.1 million, or 0.4%, from third quarter 2018 and $1.2 million, or 3.4%, from prior year fourth quarter.

●	Provision for loan losses for the quarter ended December 31, 2018 increased $0.2 million from prior quarter but decreased $1.1 million from prior year same quarter.

●	Our loan portfolio increased $30.8 million, an annualized 3.8%, during the quarter and $85.7 million, or 2.7%, from December 31, 2017.

●
Net loan charge-offs for the quarter ended December 31, 2018 were $1.6 million, or 0.20% of average loans annualized, compared to $1.5 million, or 0.19%, experienced for the third quarter 2018 and $3.1 million, or 0.39%, for the fourth quarter 2017.

●
Nonperforming loans at $22.1 million increased $1.0 million from September 30, 2018 but decreased $6.2 million from December 31, 2017.  Nonperforming assets at $49.4 million decreased $1.4 million from September 30, 2018 and $11.1 million from December 31, 2017.

●	Deposits, including repurchase agreements, increased $14.0 million during the quarter and $31.0 million from December 31, 2017.

●
Noninterest income for the quarter ended December 31, 2018 of $12.2 million was a decrease of $0.4 million, or 3.3%, from prior quarter and $0.2 million, or 1.4%, from prior year same quarter.  The decrease in noninterest income was primarily the result of a decrease in loan related fees due to a decline in the fair value of our mortgage servicing rights.

●
Noninterest expense for the quarter ended December 31, 2018 of $28.2 million increased $0.1 million, or 0.2%, from prior quarter, and $0.4 million, or 1.6%, from prior year same quarter.  The variance in noninterest expense from prior year same quarter was primarily due to increases in taxes other than income, property, and payroll and net other real estate owned expense, partially offset by a decrease in personnel expense.  The decrease in personnel expense was due to the 2017 one-time bonus to employees as a result of the positive impact on income tax expense during the period.

●
Income tax expense continues to be positively impacted by the change in the corporate income tax rate from 35% to 21%.  We utilize various tax exempt investments and loans, including municipal bonds, bank owned life insurance, and low income housing projects, to lower our effective income tax rate.  With the current tax laws, our effective tax rate for the year ended December 31, 2018 was 16% compared to 28% for the year ended December 31, 2017.

Net Interest Income

Net interest income for the quarter of $36.3 million was an increase of $0.1 million, or 0.4%, from third quarter 2018 and $1.2 million, or 3.4%, from prior year fourth quarter.  Our net interest margin at 3.68% was flat to prior quarter but increased 3 basis points from prior year same quarter, while our average earning assets increased $18.9 million and $68.1 million, respectively, during those same periods.  Our yield on average earning assets increased 14 basis points from prior quarter and 36 basis points from prior year same quarter, and our cost of funds increased 21 basis points from prior quarter and 47 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 89.8% for the quarter ended December 31, 2018 compared to 89.5% for the quarter ended September 30, 2018 and 89.1% for the quarter ended December 31, 2017.  Net interest income for the year ended December 31, 2018 increased $4.8 million from December 31, 2017 with a 1 basis point decrease in our net interest margin and a $114.5 million increase in average earning assets.

Noninterest Income

Noninterest income for the quarter ended December 31, 2018 of $12.2 million was a decrease of $0.4 million, or 3.3%, from prior quarter and $0.2 million, or 1.4%, from prior year same quarter.  The decrease in noninterest income was primarily the result of a decrease in loan related fees due to a decline in the fair value of our mortgage servicing rights.  Noninterest income for the year ended December 31, 2018 was a $3.4 million, or 7.1%, increase from prior year.  Year over year noninterest income has been positively impacted by increases in deposit service charges ($0.9 million), trust revenue ($0.9 million), and bank owned life insurance income ($1.5 million).

Noninterest Expense

Noninterest expense for the quarter ended December 31, 2018 of $28.2 million increased $0.1 million, or 0.2%, from prior quarter, and $0.4 million, or 1.6%, from prior year same quarter.  The variance in noninterest expense from prior year same quarter was primarily due to increases in taxes other than property and payroll ($0.4 million) and net other real estate owned expense ($0.5 million), partially offset by a decrease in personnel expense ($0.5 million).  The decrease in personnel expense was due to the 2017 one-time bonus to employees as a result of the positive impact on income tax expense during the period.  Noninterest expense for the year ended December 31, 2018 was $117.4 million, a $7.5 million, or 6.8%, increase over the year 2017.  The year over year increase included a $2.7 million increase in personnel expense and a $1.1 million increase in taxes other than income, property, and payroll, in addition to the $3.6 million customer reimbursement expense discussed in the second quarter 10-Q related to two deposit add-on products.  The increase in personnel expense included increases in salaries ($0.7 million), bonuses ($0.2 million), and the cost of group medical and life insurance ($1.4 million).

Balance Sheet Review

CTBI’s total assets at $4.2 billion increased $27.8 million, or 2.6% annualized, from September 30, 2018 and $65.4 million, or 1.6%, from December 31, 2017.  Loans outstanding at December 31, 2018 were $3.2 billion, an increase of $30.8 million, or an annualized 3.8%, from September 30, 2018 and $85.7 million, or 2.7%, from December 31, 2017.  We experienced an increase during the quarter of $31.0 million in the commercial loan portfolio and $3.2 million in the indirect loan portfolio, offset by decreases of $1.7 million in both the residential and consumer loan portfolios.  CTBI’s investment portfolio increased $25.7 million, or an annualized 17.9%, from September 30, 2018 and $9.1 million, or 1.6%, from December 31, 2017.  Deposits in other banks decreased $35.6 million from prior quarter and $57.9 million from prior year-end.  Deposits, including repurchase agreements, at $3.5 billion increased $14.0 million, or an annualized 1.6%, from September 30, 2018 and $31.0 million, or 0.9%, from December 31, 2017.

Shareholders’ equity at December 31, 2018 was $564.2 million, a 10.0% annualized increase from the $550.3 million at September 30, 2018 and a 6.3% increase from the $530.7 million at December 31, 2017.  CTBI’s annualized dividend yield to shareholders as of December 31, 2018 was 3.64%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, were $22.1 million, or 0.69% of total loans, at December 31, 2018 compared to $21.0 million, or 0.66% of total loans, at September 30, 2018 and $28.3 million, or 0.91% of total loans, at December 31, 2017.  Accruing loans 90+ days past due increased $2.2 million from prior quarter but remained relatively flat compared to December 31, 2017.  Nonaccrual loans decreased $1.2 million during the quarter and $6.3 million from December 31, 2017.  Accruing loans 30-89 days past due at $22.7 million was a decrease of $5.5 million from September 30, 2018 but increased $3.3 million from December 31, 2017.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at December 31, 2018 totaled $46.4 million, compared to $46.9 million at September 30, 2018 and $47.4 million at December 31, 2017.

Our level of foreclosed properties at $27.3 million at December 31, 2018 was a $2.4 million decrease from the $29.7 million at September 30, 2018 and a $4.7 million decrease from the $32.0 million at December 31, 2017.  Sales of foreclosed properties for the quarter ended December 31, 2018 totaled $3.6 million while new foreclosed properties totaled $1.8 million.  At December 31, 2018, the book value of properties under contracts to sell was $3.3 million; however, the closings had not occurred at year-end.  Write-downs on foreclosed properties for the fourth quarter 2018 totaled $0.5 million compared to $0.7 million in the third quarter 2018 and $0.2 in the fourth quarter 2017.  Write-downs for the year 2018 were $2.5 million compared to $3.0 million for the year 2017.

Net loan charge-offs for the quarter ended December 31, 2018 were $1.6 million, or 0.20% of average loans annualized, compared to $1.5 million, or 0.19%, experienced for the third quarter 2018 and $3.1 million, or 0.39%, for the fourth quarter 2017.  Of the net charge-offs for the quarter, $0.3 million were in commercial loans, $0.7 million were in indirect auto loans, $0.4 million were in residential loans, and $0.2 million were in consumer direct loans.  Allocations to loan loss reserves were $1.7 million for the quarter ended December 31, 2018 compared to $1.5 million for the quarter ended September 30, 2018 and $2.9 million for the quarter ended December 31, 2017.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at September 30, 2018 was 162.7% compared to 170.1% at September 30, 2018 and 127.8% at December 31, 2017.  Our loan loss reserve as a percentage of total loans outstanding at December 31, 2018 was 1.12%, down from the 1.13% at September 30, 2018 and 1.16% at December 31, 2017.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.2 billion, is headquartered in Pikeville, Kentucky and has 69 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2018
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income	$45,238	$43,607	$40,673	$171,450	$155,696
Interest expense	8,958	7,471	5,571	29,295	18,294
Net interest income	36,280	36,136	35,102	142,155	137,402
Loan loss provision	1,749	1,543	2,862	6,167	7,521

Gains on sales of loans	386	319	423	1,288	1,320
Deposit service charges	6,602	6,671	6,463	25,974	25,121
Trust revenue	2,663	2,836	2,684	11,313	10,453
Loan related fees	644	1,022	1,108	3,729	3,678
Securities gains (losses)	203	(2)	15	(85)	73
Other noninterest income	1,741	1,817	1,723	9,733	7,863
Total noninterest income	12,239	12,663	12,416	51,952	48,508

Personnel expense	15,257	15,264	15,782	61,562	58,829
Occupancy and equipment	2,698	2,744	2,804	11,045	11,121
Data processing expense	1,715	1,695	1,782	6,680	7,100
FDIC insurance premiums	264	314	316	1,171	1,239
Other noninterest expense	8,238	8,089	7,052	36,940	31,589
Total noninterest expense	28,172	28,106	27,736	117,398	109,878

Net income before taxes	18,598	19,150	16,920	70,542	68,511
Income taxes	2,889	3,044	2,008	11,314	17,018
Net income	$15,709	$16,106	$14,912	$59,228	$51,493

Memo: TEQ interest income	$45,462	$43,833	$41,186	$172,352	$157,722

Average shares outstanding	17,696	17,691	17,650	17,687	17,631
Diluted average shares outstanding	17,714	17,710	17,674	17,703	17,653
Basic earnings per share	$0.89	$0.91	$0.84	$3.35	$2.92
Diluted earnings per share	$0.89	$0.91	$0.84	$3.35	$2.92
Dividends per share	$0.36	$0.36	$0.33	$1.38	$1.30

Average balances:
Loans	$3,191,980	$3,167,357	$3,116,070	$3,150,878	$3,048,879
Earning assets	3,937,106	3,918,183	3,869,028	3,913,596	3,799,128
Total assets	4,217,158	4,190,768	4,141,555	4,187,397	4,068,970
Deposits, including repurchase agreements	3,555,292	3,539,482	3,498,571	3,540,717	3,406,627
Interest bearing liabilities	2,794,216	2,789,473	2,778,996	2,796,092	2,734,076
Shareholders' equity	558,632	549,837	529,334	546,641	518,767

Performance ratios:
Return on average assets	1.48%	1.52%	1.43%	1.41%	1.27%
Return on average equity	11.16%	11.62%	11.18%	10.83%	9.93%
Yield on average earning assets (tax equivalent)	4.58%	4.44%	4.22%	4.40%	4.15%
Cost of interest bearing funds (tax equivalent)	1.27%	1.06%	0.80%	1.05%	0.67%
Net interest margin (tax equivalent)	3.68%	3.68%	3.65%	3.66%	3.67%
Efficiency ratio (tax equivalent)	58.04%	57.33%	57.76%	60.17%	58.66%

Loan charge-offs	$2,667	$2,828	$3,962	$10,998	$11,085
Recoveries	(1,035)	(1,305)	(860)	(4,588)	(3,782)
Net charge-offs	$1,632	$1,523	$3,102	$6,410	$7,303

Market Price:
High	$46.86	$52.80	$51.90	$53.00	$51.90
Low	$35.70	$45.65	$45.00	$35.70	$40.33
Close	$39.61	$46.35	$47.10	$39.61	$47.10

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2018
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2018	September 30, 2018	December 31, 2017
Assets:
Loans	$3,208,638	$3,177,888	$3,122,940
Loan loss reserve	(35,908)	(35,791)	(36,151)
Net loans	3,172,730	3,142,097	3,086,789
Loans held for sale	2,461	1,029	1,033
Securities AFS	594,919	569,208	585,761
Securities HTM	649	659	659
Other equity investments	19,600	19,600	22,814
Other earning assets	82,585	124,413	139,392
Cash and due from banks	64,632	53,912	47,528
Premises and equipment	45,291	45,808	46,318
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	153,259	151,627	140,447
Total Assets	$4,201,616	$4,173,843	$4,136,231

Liabilities and Equity:
NOW accounts	$56,964	$59,379	$51,218
Savings deposits	1,294,037	1,190,977	1,108,572
CD's >=$100,000	598,125	624,801	702,218
Other time deposits	553,508	571,685	610,925
Total interest bearing deposits	2,502,634	2,446,842	2,472,933
Noninterest bearing deposits	803,316	826,804	790,930
Total deposits	3,305,950	3,273,646	3,263,863
Repurchase agreements	232,712	250,983	243,814
Other interest bearing liabilities	60,957	61,433	67,498
Noninterest bearing liabilities	37,847	37,517	30,357
Total liabilities	3,637,466	3,623,579	3,605,532
Shareholders' equity	564,150	550,264	530,699
Total Liabilities and Equity	$4,201,616	$4,173,843	$4,136,231

Ending shares outstanding	17,733	17,728	17,693
Memo: Market value of HTM securities	$649	$660	$660

30 - 89 days past due loans	$22,682	$28,172	$19,388
90 days past due loans	10,198	8,005	10,176
Nonaccrual loans	11,867	13,032	18,119
Restructured loans (excluding 90 days past due and nonaccrual)	56,328	58,008	53,010
Foreclosed properties	27,273	29,666	31,996
Other repossessed assets	42	54	155

Common equity Tier 1 capital	16.27%	16.08%	15.33%
Tier 1 leverage ratio	13.51%	13.37%	12.89%
Tier 1 risk-based capital ratio	18.12%	17.94%	17.22%
Total risk based capital ratio	19.29%	19.11%	18.41%
Tangible equity to tangible assets ratio	12.06%	11.80%	11.43%
FTE employees	978	979	990